Exhibit 99.1

Flowserve Corporation Reports Third Quarter 2021 Results

  Reported and Adjusted Earnings Per Share of 38 cents and 29 cents, respectively
  Financial results adversely affected by late-quarter supply chain and logistics challenges
  Bookings increased 13.1% year-over-year to $912 million, Backlog up 6.2% year-to-date
  Year-to-date operating cash flow of $151 million, up over 32 percent versus prior year
  Revised full-year 2021 financial guidance metrics, including Revenue and Adjusted EPS

DALLAS--(BUSINESS WIRE)--October 27, 2021--Flowserve Corporation (NYSE: FLS), a leading provider of flow control products and services for the global infrastructure markets, today announced its financial results for the third quarter ended September 30, 2021.

Third Quarter 2021 Highlights (all comparisons to the 2020 third quarter, unless otherwise noted)1

  Reported Earnings Per Share (EPS) of $0.38 and Adjusted EPS2 of $0.29
    Reported EPS includes a net after-tax adjusted gain of $12.1 million, comprised of certain discrete tax items partially offset by realignment and financing costs and below-the-line foreign exchange impacts
  Total bookings were $911.6 million, up 13.1%, or 11.8% on a constant currency basis
    Original equipment bookings were $417.0 million, or 46% of total bookings, up 9.4%, or 7.9% on a constant currency basis
    Aftermarket bookings were $494.6 million, or 54% of total bookings, up 16.3%, or 15.3% on a constant currency basis
  Sales were $866.1 million, down 6.3%, or 7.3% on a constant currency basis
    Original equipment sales were $425.2 million, down 11.3%, or 12.5% on a constant currency basis
    Aftermarket sales were $440.9 million, down 0.9%, or 1.8% on a constant currency basis
  Reported gross and operating margins were 29.3% and 6.6%, respectively
    Adjusted gross and operating margins3 were 29.6% and 7.0%, respectively
  Backlog at September 30, 2021 was $1.97 billion, up 6.2% versus December 31, 2020

“We are encouraged that the visibility into our project funnel continues to improve, including numerous energy transition related opportunities. In the third quarter, we captured a number of energy transition awards, including bio-diesel, solar power and desalination projects,” said Scott Rowe, Flowserve’s president and chief executive officer. “Additionally, our aftermarket and MRO activity are expected to remain at or near pre-pandemic levels, while our capabilities to support our customers’ decarbonization and other energy transition initiatives will further support the increased project activity we see ahead. We are confident in our near-term outlook for year-over-year bookings growth which should position Flowserve well to deliver revenue and earnings growth in 2022.”

Rowe concluded, “Flowserve’s third quarter results reflected substantial global supply chain, logistics, and labor availability issues which deferred approximately $60 million of revenue and $20 million of gross profit out of the quarter. The global nature of our business and our operations network amplified the impact of these disruptions. We strongly believe in our ability to work through these challenges to restore a more normal backlog conversion rate in the coming quarters.”

Updated 2021 Guidance4

Flowserve today revised certain of the full-year metrics of our 2021 target range.

	Revised Target Range	Prior Target Range
Revenues	Down 3.5% to 4.5%	Down 2.0% to 4.0%
Reported Earnings Per Share	$1.05 - $1.10	$1.15 - $1.40
Adjusted Earnings Per Share	$1.40 - $1.45	$1.45 - $1.65
Net Interest Expense	$55 - $60 million	$55 - $60 million
Adjusted Tax Rate	~20%	21%-23%
Capital Expenditures	~$65 million	$70 - $80 million

Consistent with the prior range, Flowserve’s 2021 Adjusted EPS target range excludes expected net after tax adjusted items of approximately $45 million, including realignment charges, the potential impact of below-the-line foreign currency effects and certain other discrete items. In a change to the approach for 2021, Flowserve 2.0 transformation-related expenses of approximately 5 cents per share will now be included in both the Company’s reported and adjusted EPS.

Third Quarter 2021 Results Conference Call

Flowserve will host its conference call with the financial community on Thursday, October 28th at 11:00 AM Eastern. Scott Rowe, president and chief executive officer, as well as other members of the management team will be presenting. The call can be accessed by shareholders and other interested parties at www.flowserve.com under the “Investor Relations” section.

1 Prior period comparisons are impacted by certain accounting revisions. Reference Flowserve’s Form 8-K filed on November 5, 2020 and Form 10-Q for the period ending September 30, 2021 for additional details.

2 See Reconciliation of Non-GAAP Measures table for detailed reconciliation of reported results to adjusted measures.

3 Adjusted gross and operating margins are calculated by dividing adjusted gross profit and adjusted operating income, respectively, by revenues. Adjusted gross profit and adjusted operating income are derived by excluding the adjusted items. See reconciliation of Non-GAAP Measures table for detailed reconciliation.

4 Adjusted 2021 EPS excludes realignment expenses, the impact from other specific discrete items and below-the-line foreign currency effects and utilizes year-end 2020 FX rates and approximately 131 million fully diluted shares.

_ FX impact is calculated by comparing the difference between the actual average FX rates of 2020 and the year-end 2020 spot rates both as applied to our 2021 expectations, divided by the number of shares expected for 2021.

About Flowserve

Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 50 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, "may," "should," "expects," "could," "intends," "plans," "anticipates," "estimates," "believes," "forecasts," "predicts" or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: the impact of the global outbreak of COVID-19 on our business and operations; a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in global economic conditions and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; if we are not able to successfully execute and realize the expected financial benefits from our strategic transformation and realignment initiatives, our business could be adversely affected; risks associated with cost overruns on fixed-fee projects and in taking customer orders for large complex custom engineered products; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; economic, political and other risks associated with our international operations, including military actions, trade embargoes, epidemics or pandemics or changes to tariffs or trade agreements that could affect customer markets, particularly North African, Russian and Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; increased aging and slower collection of receivables, particularly in Latin America and other emerging markets; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela and Argentina; our furnishing of products and services to nuclear power plant facilities and other critical processes; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; expectations regarding acquisitions and the integration of acquired businesses; our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; access to public and private sources of debt financing; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud; the recording of increased deferred tax asset valuation allowances in the future or the impact of tax law changes on such deferred tax assets could affect our operating results; our information technology infrastructure could be subject to service interruptions, data corruption, cyber-based attacks or network security breaches, which could disrupt our business operations and result in the loss of critical and confidential information; ineffective internal controls could impact the accuracy and timely reporting of our business and financial results; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company's performance. Throughout our materials we refer to non-GAAP measures as “Adjusted.” Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended September 30,
(Amounts in thousands, except per share data)	2021	2020

Sales	$866,118	$924,301
Cost of sales	(612,626)	(639,092)
Gross profit	253,492	285,209
Selling, general and administrative expense	(200,862)	(200,729)
Net earnings from affiliates	4,732	2,842
Operating income	57,362	87,322
Interest expense	(14,746)	(13,509)
Loss on extinguishment of debt	(563)	(1,201)
Interest income	827	673
Other income (expense), net	(1,504)	4,673
Earnings before income taxes	41,376	77,958
(Provision for) benefit from income taxes	10,433	(19,196)
Net earnings, including noncontrolling interests	51,809	58,762
Less: Net earnings attributable to noncontrolling interests	(2,024)	(2,647)
Net earnings attributable to Flowserve Corporation	$49,785	$56,115

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.38	$0.43
Diluted	0.38	0.43

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended September 30, 2021
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$866,118	$-		$-		$866,118
Gross profit	253,492	(2,582)		-		256,074
Gross margin	29.3%	-		-		29.6%

Selling, general and administrative expense	(200,862)	(368)		-		(200,494)
Gain on sale of business	-	-		-		-
Net earnings from affiliates	4,732	-		-		4,732

Operating income	57,362	(2,950)		-		60,312
Operating income as a percentage of sales	6.6%	-		-		7.0%

Interest and other expense, net	(15,986)	-		(2,520)	(3)	(13,466)

Earnings before income taxes	41,376	(2,950)		(2,520)		46,846
(Provision for) benefit from income taxes	10,433	624	(2)	16,935	(4)	(7,126)
Tax Rate	-25.2%	21.2%		672.0%		15.2%

Net earnings attributable to Flowserve Corporation	$49,785	$(2,326)		$14,415		$37,696

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.38	$(0.02)		$0.11		$0.29
Diluted	0.38	(0.02)		0.11		0.29

Basic number of shares used for calculation	130,242	130,242		130,242		130,242
Diluted number of shares used for calculation	130,789	130,789		130,789		130,789

(a) Reported in conformity with U.S. GAAP
Notes:
(1) Represents realignment expense incurred as a result of realignment programs.
(2) Includes tax impact of items above.
(3) Represents below-the-line foreign exchange impacts and $1.5 million of expense as a result of early extinguishment of debt and duplicate interest expense.
(4) Includes tax impact of items above and $16.6 million benefit related to legal entity restructuring of foreign holding companies.

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended September 30, 2020
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$924,301	$-		$-		$924,301
Gross profit	285,209	(5,659)		-		290,868
Gross margin	30.9%	-		-		31.5%

Selling, general and administrative expense	(200,729)	(1,773)		(5,856)	(3)	(193,100)

Operating income	87,322	(7,432)		(5,856)		100,610
Operating income as a percentage of sales	9.4%	-		-		10.9%

Interest and other expense, net	(9,364)	-		3,307	(4)	(12,671)

Earnings before income taxes	77,958	(7,432)		(2,549)		87,939
Provision for income taxes	(19,196)	(1,552)	(2)	2,343	(5)	(19,987)
Tax Rate	24.6%	-20.9%		91.9%		22.7%

Net earnings attributable to Flowserve Corporation	$56,115	$(8,984)		$(206)		$65,305

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.43	$(0.07)		$-		$0.50
Diluted	0.43	(0.07)		-		0.50

Basic number of shares used for calculation	130,313	130,313		130,313		130,313
Diluted number of shares used for calculation	130,900	130,900		130,900		130,900

(a) Reported in conformity with U.S. GAAP
Notes:
(1) Represents realignment expense incurred as a result of realignment programs.
(2) Includes tax impact of items above.
(3) Represents Flowserve 2.0 transformation efforts and $1.1 million related to discrete asset write-downs.
(4) Represents below-the-line foreign exchange impacts.
(5) Includes tax impact of items above and $0.4 million benefit related to tax reform.

SEGMENT INFORMATION
(Unaudited)

FLOWSERVE PUMP DIVISION	Three Months Ended September 30,
(Amounts in millions, except percentages)	2021	2020
Bookings	$660.9	$574.1
Sales	601.8	670.2
Gross profit	182.9	210.0
Gross profit margin	30.4%	31.3%
SG&A	128.5	126.2
Segment operating income	59.1	86.7
Segment operating income as a percentage of sales	9.8%	12.9%

FLOW CONTROL DIVISION	Three Months Ended September 30,
(Amounts in millions, except percentages)	2021	2020
Bookings	$253.6	$237.6
Sales	266.1	255.2
Gross profit	77.0	78.1
Gross profit margin	28.9%	30.6%
SG&A	49.3	47.3
Segment operating income	27.7	30.8
Segment operating income as a percentage of sales	10.4%	12.1%

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Nine Months Ended September 30,
(Amounts in thousands, except per share data)	2021	2020

Sales	$2,621,604	$2,742,826
Cost of sales	(1,838,974)	(1,921,451)
Gross profit	782,630	821,375
Selling, general and administrative expense	(609,965)	(675,523)
Gain on sale of business	1,806	-
Net earnings from affiliates	11,157	9,125
Operating income	185,628	154,977
Interest expense	(45,847)	(39,407)
Loss on extinguishment of debt	(8,173)	(1,201)
Interest income	1,893	3,571
Other income (expense), net	(20,717)	23,969
Earnings before income taxes	112,784	141,909
(Provision for) benefit from income taxes	3,929	(60,650)
Net earnings, including noncontrolling interests	116,713	81,259
Less: Net earnings attributable to noncontrolling interests	(7,495)	(6,890)
Net earnings attributable to Flowserve Corporation	$109,218	$74,369

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.84	$0.57
Diluted	0.83	0.57

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Nine Months Ended September 30, 2021
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$2,621,604	$-		$-		$2,621,604
Gross profit	782,630	(15,813)		-		798,443
Gross margin	29.9%	-		-		30.5%

Selling, general and administrative expense	(609,965)	(6,454)		-		(603,511)
Gain on sale of business	1,806	-		1,806	(3)	-
Net earnings from affiliates	11,157	-		-		11,157

Operating income	185,628	(22,267)		1,806		206,089
Operating income as a percentage of sales	7.1%	-		-		7.9%

Interest and other expense, net	(72,844)	-		(23,833)	(4)	(49,011)

Earnings before income taxes	112,784	(22,267)		(22,027)		157,078
(Provision for) benefit from income taxes	3,929	8,466	(2)	22,734	(5)	(27,271)
Tax Rate	-3.5%	38.0%		103.2%		17.4%

Net earnings attributable to Flowserve Corporation	$109,218	$(13,801)		$707		$122,312

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.84	$(0.11)		$0.01		$0.94
Diluted	0.83	(0.11)		0.01		0.93

Basic number of shares used for calculation	130,325	130,325		130,325		130,325
Diluted number of shares used for calculation	130,867	130,867		130,867		130,867

(a) Reported in conformity with U.S. GAAP
Notes:
(1) Represents realignment expense incurred as a result of realignment programs.
(2) Includes tax impact of items above and realignment related tax release.
(3) Represents final settlement gain on sale of business in 2018.
(4) Represents below-the-line foreign exchange impacts and $9.1 million of expense as a result of early extinguishment of debt and duplicate interest expense.
(5) Includes tax impact of items above and $17.9 million benefit related to legal entity restructuring of foreign holding companies.

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Nine Months Ended September 30, 2020
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$2,742,826	$-		$-		$2,742,826
Gross profit	821,375	(40,636)		-		862,011
Gross margin	29.9%	-		-		31.4%

Selling, general and administrative expense	(675,523)	(31,681)		(27,557)	(3)	(616,285)

Operating income	154,977	(72,317)		(27,557)		254,851
Operating income as a percentage of sales	5.7%	-		-		9.3%

Interest and other expense, net	(13,068)	-		25,663	(4)	(38,731)

Earnings before income taxes	141,909	(72,317)		(1,894)		216,120
Provision for income taxes	(60,650)	10,146	(2)	(19,138)	(5)	(51,658)
Tax Rate	42.7%	14.0%		-1010.5%		23.9%

Net earnings attributable to Flowserve Corporation	$74,369	$(62,171)		$(21,032)		$157,572

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.57	$(0.48)		$(0.16)		$1.21
Diluted	0.57	(0.47)		(0.16)		1.20

Basic number of shares used for calculation	130,413	130,413		130,413		130,413
Diluted number of shares used for calculation	131,068	131,068		131,068		131,068

(a) Reported in conformity with U.S. GAAP
Notes:
(1) Represents realignment expense incurred as a result of realignment programs.
(2) Includes tax impact of items above.
(3) Includes $16.0 million related to Flowserve 2.0 transformation efforts and $11.6 million related to discrete asset write-downs.
(4) Represents below-the-line foreign exchange impacts.
(5) Includes tax impact of items above, $25.7 million related to Italian tax valuation allowance and $2.4 million benefit related to tax reform.

SEGMENT INFORMATION
(Unaudited)

FLOWSERVE PUMP DIVISION	Nine Months Ended September 30,
(Amounts in millions, except percentages)	2021	2020
Bookings	$1,982.5	$1,792.3
Sales	1,821.9	1,979.9
Gross profit	562.1	603.7
Gross profit margin	30.9%	30.5%
SG&A	394.7	426.1
Gain on sale of business	1.8	-
Segment operating income	180.7	186.7
Segment operating income as a percentage of sales	9.9%	9.4%

FLOW CONTROL DIVISION	Nine Months Ended September 30,
(Amounts in millions, except percentages)	2021	2020
Bookings	$834.0	$807.8
Sales	803.1	766.9
Gross profit	236.4	229.1
Gross profit margin	29.4%	29.9%
SG&A	147.1	154.9
Segment operating income	89.7	74.2
Segment operating income as a percentage of sales	11.2%	9.7%

Third Quarter and Year-to-Date 2021 - Segment Results
(dollars in millions, comparison vs. 2020 third quarter and year-to-date, unaudited)

	FPD		FCD
Bookings	$660.9	$1,982.5	$253.6	$834.0
- vs. prior year	15.1%	10.6%	6.7%	3.2%
- on constant currency	13.9%	7.6%	5.4%	0.5%

Sales	$601.8	$1,821.9	$266.1	$803.1
- vs. prior year	-10.2%	-8.0%	4.3%	4.7%
- on constant currency	-11.2%	-10.6%	3.2%	1.7%

Gross Profit	$182.9	$562.1	$77.0	$236.4
- vs. prior year	-12.9%	-6.9%	-1.4%	3.2%

Gross Margin (% of sales)	30.4%	30.9%	28.9%	29.4%
- vs. prior year (in basis points)	(90) bps	40 bps	(170) bps	(50) bps

Operating Income	$59.1	$180.7	$27.7	$89.7
- vs. prior year	-31.8%	-3.2%	-10.1%	20.9%
- on constant currency	-33.5%	-7.2%	-11.6%	17.4%

Operating Margin (% of sales)	9.8%	9.9%	10.4%	11.2%
- vs. prior year (in basis points)	(310) bps	50 bps	(170) bps	150 bps

Adjusted Operating Income *	$61.1	$193.6	$28.0	$91.9
- vs. prior year	-35.3%	-18.8%	-10.3%	2.2%
- on constant currency	-36.9%	-21.9%	-12.1%	-0.7%

Adj. Oper. Margin (% of sales)*	10.2%	10.6%	10.5%	11.4%
- vs. prior year (in basis points)	(390) bps	(140) bps	(170) bps	(30) bps

Backlog	$1,339.2		$636.9

* Adjusted Operating Income and Adjusted Operating Margin exclude realignment charges and other specific discrete items

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	September 30,	December 31,
(Amounts in thousands, except par value)	2021	2020

ASSETS
Current assets:
Cash and cash equivalents	$1,457,269	$1,095,274
Accounts receivable, net of allowance for expected credit losses of $75,966 and $75,176, respectively	710,782	753,462
Contract assets, net of allowance for expected credit losses of $2,778 and $3,205, respectively	235,917	277,734
Inventories, net	698,046	667,228
Prepaid expenses and other	121,209	110,635
Total current assets	3,223,223	2,904,333
Property, plant and equipment, net of accumulated depreciation of $1,117,487 and $1,093,348, respectively	513,168	556,873
Operating lease right-of-use assets, net	194,306	208,125
Goodwill	1,202,598	1,224,886
Deferred taxes	57,849	30,538
Other intangible assets, net	155,994	168,496
Other assets, net of allowance for expected credit losses of $67,697 and $67,842, respectively	248,778	221,426
Total assets	$5,595,916	$5,314,677

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$370,977	$440,199
Accrued liabilities	468,153	463,222
Contract liabilities	199,103	194,227
Debt due within one year	836,618	8,995
Operating lease liabilities	34,034	34,990
Total current liabilities	1,908,885	1,141,633
Long-term debt due after one year	1,272,246	1,717,911
Operating lease liabilities	165,588	176,246
Retirement obligations and other liabilities	457,964	517,566
Shareholders’ equity:
Common shares, $1.25 par value	220,991	220,991
Shares authorized – 305,000
Shares issued – 176,793
Capital in excess of par value	501,122	502,227
Retained earnings	3,700,507	3,670,543
Treasury shares, at cost – 46,804 and 46,768 shares, respectively	(2,058,168)	(2,059,309)
Deferred compensation obligation	7,145	6,164
Accumulated other comprehensive loss	(612,093)	(609,625)
Total Flowserve Corporation shareholders' equity	1,759,504	1,730,991
Noncontrolling interests	31,729	30,330
Total equity	1,791,233	1,761,321
Total liabilities and equity	$5,595,916	$5,314,677

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended September 30,
(Amounts in thousands)	2021	2020

Cash flows – Operating activities:
Net earnings, including noncontrolling interests	$116,713	$81,259
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	66,316	63,887
Amortization of intangible and other assets	10,643	8,788
Loss on extinguishment of debt	8,173	1,201
Stock-based compensation	23,610	24,104
Foreign currency, asset write downs and other non-cash adjustments	9,897	1,880
Change in assets and liabilities:
Accounts receivable, net	24,361	24,324
Inventories, net	(47,533)	(51,974)
Contract assets, net	35,358	(37,328)
Prepaid expenses and other assets, net	2,429	6,168
Accounts payable	(58,600)	(21,756)
Contract liabilities	9,379	(22,468)
Accrued liabilities and income taxes payable	9,136	22,762
Retirement obligations and other	(23,842)	22,729
Net deferred taxes	(34,933)	(9,325)
Net cash flows provided (used) by operating activities	151,107	114,251
Cash flows – Investing activities:
Capital expenditures	(34,034)	(46,424)
Proceeds from disposal of assets and other	2,525	13,759
Net affiliate investment activity	(7,204)	-
Net cash flows provided (used) by investing activities	(38,713)	(32,665)
Cash flows – Financing activities:
Payments on senior notes	(407,473)	(191,258)
Proceeds from issuance of senior notes	498,280	498,280
Proceeds from long-term debt	300,000	-
Payments of deferred loan cost	(5,399)	(4,572)
Proceeds under other financing arrangements	1,408	603
Payments under other financing arrangements	(6,215)	(7,145)
Repurchases of common shares	(17,531)	(32,112)
Payments related to tax withholding for stock-based compensation	(5,899)	(4,521)
Payments of dividends	(78,551)	(78,106)
Other	(6,276)	(2,314)
Net cash flows provided (used) by financing activities	272,344	178,855
Effect of exchange rate changes on cash	(22,743)	(10,243)
Net change in cash and cash equivalents	361,995	250,198
Cash and cash equivalents at beginning of period	1,095,274	670,980
Cash and cash equivalents at end of period	$1,457,269	$921,178

Contacts

Investor Contacts:
Jay Roueche, Vice President, Investor Relations & Treasurer, (972) 443-6560
Mike Mullin, Director, Investor Relations, (972) 443-6636

Media Contact:
Lars Rosene, Vice President, Corporate Communications & Public Affairs, (972) 443-6644